                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 (to be filed on or about December 30, 1997) of our report dated April 28, 1997, on our audits of the financial statements of Trend Drilling Company. We also consent to the references to our firm under the caption "Independent Public Accountants."


                                                   /s/ COOPERS & LYBRAND, L.L.P.
                                                       Coopers & Lybrand, L.L.P.

Oklahoma City, OK
December 30, 1997